                                                                    Exhibit 11.1

                ENLIGHTEN SOFTWARE SOLUTIONS, INC. AND SUBSIDIARY

                 STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE

                                   (UNAUDITED)



                                                                    Three months ended                 Six months ended
                                                                          June 30,                          June 30,
                                                                ---------------------------       ---------------------------
                                                                   1996             1995             1996             1995
                                                                ----------       ----------       ----------       ----------
Net loss                                                        $ (386,620)      $ (266,133)      $ (492,293)      $ (143,218)
                                                                ==========       ==========       ==========       ==========

      Shares used in per share calculation:
      Weighted average number of common shares outstanding       2,894,114        2,817,162        2,860,637        2,817,162



Net loss per share  (1)                                         $    (0.13)      $    (0.09)      $    (0.17)      $    (0.05)
                                                                ==========       ==========       ==========       ==========


(1)  Primary and Fully Diluted


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